UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 3, 2005

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 8, 2005, Xilinx, Inc. (the “Registrant”) filed on Form 8-K a summary of a new executive bonus program (“Form 8-K”). This Amendment No. 1 to the Form 8-K is being filed to clarify the executive bonus program, specifically with regard to the revenue growth goal.   The entire summary of the executive bonus program is restated herein.

Item 1.01 Entry into a Material Definitive Agreement.

In addition to receiving base salary, Xilinx executive officers will participate in a new Executive Bonus Program, effective April 1, 2005, and approved by the Compensation Committee of the Board of Directors on August 3, 2005.  Executive officers will not be participating in the Pay for Xilinx Performance incentive program while participating in this new Executive Bonus Program.

Each executive officer participating in the Executive Bonus Program has a bonus target ranging from 50% to 70% of the individual’s base pay.   The Executive Bonus Program has two components that are measured quarterly and weighted as follows:  actual company revenue versus the revenue growth rate goal set at the beginning of the fiscal year (two-thirds) and the individual’s expense performance against the individual’s assigned expense budget for the quarter (one-third).  Revenue and expense performance are determined after each quarter’s earnings release to the public.  If the quarterly goals are missed for either component, the individual will not receive a bonus attributed to the missed component.  If an officer’s expenses for the fiscal year come in at or under the year’s expense budget, the officer will receive the unpaid balance of the target bonus for the expense performance component.

The Executive Bonus Program has a third component that is measured at the end of the fiscal year after the fiscal year’s earnings have been released to the public.  If the sum of the four fiscal quarters’ revenue performance exceeds the annual revenue growth rate goal for the fiscal year, the eligible bonus increases by three times the amount over which the goal was exceeded.  In this case, each executive officer is entitled to a year-end payment of the difference between the quarterly payments received for quarterly revenue component performance and the amount earned under the accelerator for exceeding the annual revenue growth rate goal.  The accelerator is only used on the revenue portion of the Executive Bonus Program.

The Chief Executive Officer’s incentive compensation will be a hybrid as follows:  two-thirds of his target bonus (70%) will be earned according to the metrics and weighting of the Executive Bonus Program described above and one-third will be earned by his performance against specific goals set and evaluated by the Board of Directors on an annual basis.

Amounts payable under the incentive compensation programs described herein are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 12, 2005	By:	/s/ Thomas R. Lavelle
Thomas R. Lavelle
Vice President and General Counsel